                                            Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-258173 and 333-263750 on Form S-8 and No. 333-266712 on Form S-3 of our report dated March 9, 2023, relating to the financial statements of Caribou Biosciences, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche
San Francisco, California
March 9, 2023